Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

November 2008 Performance Update

The Frontier Fund Supplement Dated December 9, 2008 to Prospectus Dated May 27, 2008

T H E    F RO N T I E R    F U N D ‘ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	November 28, 2008 MTD	November 28, 2008 YTD	NAV / Unit
Balanced Series-1	3.39%	19.95%	$121.70
Balanced Series-1a	3.40%	19.84%	$108.93
Campbell/Graham/Tiverton Series-1	2.82%	16.50%	$107.07
Currency Series-1	-2.26%	-5.76%	$94.87
Long/Short Commodity Series-1	-2.35%	-2.37%	$99.06
Winton/Graham Series-1	3.81%	20.51%	$114.53
Winton Series-1	5.17%	12.17%	$127.69
Long Only Commodity Series-1	-8.51%	-32.10%	$75.23
Managed Futures Index Series-1	8.46%	28.61%	$129.37

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of November 28, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,050,429.95
Unrealized trading gain/(loss)			6,843,428.18
Less: commissions			(92,396.92)
Less: FCM fees			(117,388.38)
Foreign currency gain/(loss)			(4,717.50)
Interest income			127,003.67

Total Income			9,806,359.00

EXPENSES

Management fees			82,407.64
Incentive fees			1,373,984.22
Broker service fees			538,592.10

Total Expenses			1,994,983.96

Net Income (Loss)			$7,811,375.04

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,937,117.46292	$228,015,921.87	117.71
Current month additions	69,852.81356	8,388,784.85
Current month redemptions	(21,963.40021)	(2,641,996.25)
Net Income (loss) for current month		7,811,375.04

Net Asset Value, end of current month	1,985,006.87627	$241,574,085.51	121.70

	Monthly rate of return		3.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$92,190.16
Unrealized trading gain/(loss)	207,882.27
Less: commissions	(2,798.47)
Less: FCM fees	(3,548.27)
Foreign currency gain/(loss)	(149.82)
Interest income	12,085.63

Total Income	305,661.50

EXPENSES

Trading Fee	6,316.34
Management fees	3,737.12
Incentive fees	41,960.99
Broker service fees	16,269.82

Total Expenses	68,284.27

Net Income (Loss)	$237,377.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	64,626.03606	$6,808,251.12	105.35
Current month additions	5,212.61301	561,680.57
Current month redemptions	(213.93475)	(23,105.86)
Net Income (loss) for current month		237,377.23

Net Asset Value, end of current month	69,624.71432	$7,584,203.06	108.93

	Monthly rate of return		3.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1660 Lincoln Street, Suite 100 Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,513,348.81
Unrealized trading gain/(loss)			1,050,167.12
Less: commissions			(6,847.98)
Less: FCM fees			(29,481.01)
Foreign currency gain/(loss)			(4,046.57)
Interest income			28,239.12

Total Income			2,551,379.49

EXPENSES

Management fees			146,825.56
Incentive fees			438,055.84
Broker service fees			150,037.87

Total Expenses			734,919.27

Net Income (Loss)			$1,816,460.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	614,880.52245	$64,026,991.46	104.13
Current month additions	10,707.35161	1,129,896.03
Current month redemptions	(6,717.00467)	(711,120.28)
Net Income (loss) for current month		1,816,460.22

Net Asset Value, end of current month	618,870.86939	$66,262,227.43	107.07

	Monthly rate of return		2.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(86.28)
Unrealized trading gain/(loss)			(241,306.25)
Less: FCM fees			(5,555.37)
Interest income			6,697.99

Total Income			(240,249.91)

EXPENSES

Management fees			5,660.85
Incentive fees			—

Broker service fees			27,602.37
Total Expenses			33,263.22

Net Income (Loss)			$(273,513.13)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	124,105.80996	$12,045,371.26	97.06
Current month additions	1,171.69271	113,243.78
Current month redemptions	(565.10782)	(54,121.97)
Net Income (loss) for current month		(273,513.13)

Net Asset Value, end of current month	124,712.39485	$11,830,979.94	94.87

	Monthly rate of return		-2.26%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(4,008,853.06)
Unrealized trading gain/(loss)	3,078,947.80
Less: commissions	(27,145.05)
Less: FCM fees	(21,016.09)
Foreign currency gain/(loss)	687.08
Interest income	63,384.40

Total Income	(913,994.92)

EXPENSES

Management fees	154,928.53
Incentive fees	(31,925.88)
Broker service fees	110,799.13

Total Expenses	233,801.78

Net Income (Loss)	$(1,147,796.70)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	481,964.94120	$48,893,381.01	101.45
Current month additions	12,046.58781	1,212,127.55
Current month redemptions	(17,138.90081)	(1,716,502.17)
Net Income (loss) for current month		(1,147,796.70)

Net Asset Value, end of current month	476,872.62820	$47,241,209.69	99.06

	Monthly rate of return		-2.35%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                           /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$929,324.14
Unrealized trading gain/(loss)	323,236.59
Less: commissions	(1,872.35)
Less: FCM fees	(9,185.12)
Foreign currency gain/(loss)	4,421.69
Interest income	10,702.85

Total Income	1,256,627.80

EXPENSES

Management fees	45,864.02
Incentive fees	57,049.89
Broker service fees	66,937.96

Total Expenses	169,851.87

Net Income (Loss)	$1,086,775.93

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	247,443.73222	$27,298,942.94	110.32
Current month additions	25,279.18617	2,847,673.12
Current month redemptions	(320.50438)	(36,270.11)
Net Income (loss) for current month		1,086,775.93

Net Asset Value, end of current month	272,402.41401	$31,197,121.88	114.53

	Monthly rate of return		3.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,578,277.18
Unrealized trading gain/(loss)			719,533.77
Less: commissions			(2,741.47)
Less: FCM fees			(23,920.75)
Foreign currency gain/(loss)			1,733.47
Interest income			22,224.56

Total Income			3,295,106.76

EXPENSES
Management fees			95,665.48
Incentive fees			—
Broker service fees			140,537.20

Total Expenses			236,202.68

Net Income (Loss)			$3,058,904.08

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	489,528.01532	$59,437,197.47	121.42
Current month additions	199.21644	25,176.43
Current month redemptions	(4,549.96052)	(569,636.38)
Net Income (loss) for current month		3,058,904.08

Net Asset Value, end of current month	485,177.27124	$61,951,641.60	127.69

	Monthly rate of return		5.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(364,087.98)
Unrealized trading gain/(loss)			27,526.22
Less: commissions			—
Less: FCM fees			(1,331.09)
Foreign currency gain/(loss)			—
Interest income			5,414.34

Total Income			(332,478.51)

EXPENSES
Management fees			3,658.56
Incentive fees			—
Broker service fees			5,729.94

Total Expenses			9,388.50

Net Income (Loss)			$(341,867.01)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	48,698.34535	$4,004,113.91	82.22
Current month additions	1.17391	87.89
Current month redemptions	(818.87)	(60,333.18)
Net Income (loss) for current month		(341,867.01)

Net Asset Value, end of current month	47,880.65071	$3,602,001.61	75.23

	Monthly rate of return		-8.51%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$30,692.94
Unrealized trading gain/(loss)			140,774.76
Less: commissions			(116.15)
Less: FCM fees			(644.16)
Foreign currency gain/(loss)			(265.59)
Interest income			2,950.10

Total Income			173,391.90

EXPENSES
Management fees			2,576.89
Incentive fees			—
Broker service fees			3,161.44

Total Expenses			5,738.33

Net Income (Loss)			$167,653.57

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,609.95223	$1,861,920.90	119.28
Current month additions	1,307.95969	159,017.39
Current month redemptions	—	—
Net Income (loss) for current month		167,653.57

Net Asset Value, end of current month	16,917.91192	$2,188,591.86	129.37

	Monthly rate of return		8.46%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1